Exhibit 10.1
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 25, 2017 and is by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement dated as of July 27, 2016 (the “Credit Agreement”); and
WHEREAS, the Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Upon the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    The definitions of “Delayed Draw Term Loan” and “Delayed Draw Termination Date” in Section 1.1 of the Credit Agreement are amended in their entirety to read as follows, respectively:
“Delayed Draw Term Loan” means the Term Loans made on the Delayed Draw Dates by the Term Loan Lenders or all such Term Loans, collectively, in the aggregate amount of up to $150,000,000, as the context requires.
“Delayed Draw Termination Date” means (a) April 28, 2017 with respect to each Term Loan Lender which does not execute the First Amendment and (b) January 12, 2018 with respect to each Term Loan Lender which does execute the First Amendment.
(b)    Section 1.1 of the Credit Agreement is amended to add the following definition in appropriate alphabetical order:
“First Amendment” means the First Amendment to this Agreement dated as of April 25, 2017.
(c)    Section 4.1(a) of the Credit Agreement is amended in its entirety to read as follows:
Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make Term Loans to the Borrower on the Closing Date and on up to six Delayed Draw Dates (but not on any additional dates) in an aggregate principal amount not exceeding such Lender’s Term Loan Commitment; provided, however, that the aggregate amount of the Initial Term Loan shall be $150,000,000 and the amount of the Term Loan of each Lender on the Closing Date shall be equal to its Term Loan Percentage of such amount on the Closing Date. Any portion of the Term Loan Commitments not drawn on the Closing Date will be available, up to a maximum of $150,000,000, to be drawn at any time on or prior to the Delayed Draw Termination Date (the date of any such draw being herein referred to as a “Delayed Draw Date”; provided that the aggregate principal amount of Delayed Draw Term Loans drawn after April 28, 2017 may not exceed the lesser of $100,000,000 and the aggregate amount of the Term Loan Commitments of Term Loan Lenders which execute the First Amendment. Each drawing of the Term Loans on a Delayed Draw Date shall be in a minimum amount of $25,000,000 or a multiple of $1,000,000 in excess thereof. Upon the making of a Term Loan by a Lender (on either the Closing Date or a Delayed Draw Date), its Term Loan Commitment shall automatically be reduced by the principal amount of such Term Loan. In addition, the Term Loan Commitment of any Term Loan Lender which did not execute the First Amendment shall be reduced to zero at 5 p.m. (New York City time) on April 28, 2017.
(d)    Section 4.2(b) of the Credit Agreement is amended by replacing the last two sentences with the following:
Not later than 1:00 p.m. Eastern time on the Delayed Draw Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Delayed Draw Date (which shall be such Term Loan Lender’s ratable share (determined by reference to its then existing Term Loan Commitment) of the aggregate amount of the requested Delayed Draw Term Loan). The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Delayed Draw Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing. References in this Section 4.2(b) and in Section 5.3(b) to Term Loan Lenders shall be deemed references to Term Loan Lenders which, as of the applicable time, have a Term Loan Commitment (i.e., after April 28, 2017 such references shall be deemed not to include any Term Loan Lenders which did not execute the First Amendment).
(e)    Section 5.3(b) of the Credit Agreement is amended by replacing the last two sentences thereof with the following:
The Ticking Fee accruing on or prior to April 28, 2017 shall be payable in arrears on the earliest of such date and the date of the expiration, termination or reduction to zero of the Term Loan Commitments. The Ticking Fee accruing after April 28, 2017 shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2017 and upon the earliest of the date of the expiration, termination or reduction to zero of the Term Loan Commitments. The Ticking Fee shall be distributed by the Administrative Agent to the Term Loan Lenders (other than any Defaulting Lender) pro rata in accordance with such Term Loan Lenders’ respective percentages of the aggregate amount of the Term Loan Commitments.
(f)    Section 10.1 of the Credit Agreement is amended in its entirety to read as follows:
Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio to be (a) greater than 4.00 to 1.00 as of the last day of any fiscal quarter of the Borrower ending on or prior to March 25, 2017, (b) greater than 4.25 to 1.00 as of the last day of the Borrower’s fiscal quarters ending June 17, 2017 and September 9, 2017 or (c) greater than 4.00 to 1.00 as of the last day of any fiscal quarter of the Borrower ending after September 9, 2017; provided, however, that on one occasion during the term of this Agreement, in connection with a Permitted Acquisition consummated after March 24, 2018 with cash consideration of at least $50,000,000, the Consolidated Total Leverage Ratio maximum, with prior notice to the Administrative Agent, may again be increased to 4.25 to 1.00 for the fiscal quarter reporting period in which the Permitted Acquisition occurs and the immediately subsequent fiscal quarter reporting period, so long as the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is not greater than 4.25 to 1.00 on the closing date of such Permitted Acquisition (based on the financial statements most recently delivered pursuant to Section 8.1(a) or Section 8.1(b), as applicable) after giving effect to such Permitted Acquisition.

(g)    Section 11.5 of the Credit Agreement is amended by adding the following as clause (j) thereof and relettering existing clauses (j) and (k) thereof, respectively, as clauses (k) and (l):
(j)    Any Investment permitted by Section 11.3;
(h)    Section 11.6(a)(iv) of the Credit Agreement is amended in its entirety to read as follows:
(iv)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments not otherwise permitted under this Section 11.6 (A) in an unlimited amount so long as the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 8.1(a) or (b), calculated on a Pro Forma Basis (as if such Restricted Payment had been made and any related Indebtedness incurred on such day), is less than 2.75 to 1.00 and (B) in an amount not to exceed $60,000,000 per Fiscal Year at such times (if any) that the Consolidated Total Leverage Ratio, as calculated under clause (A) above, is greater than or equal to 2.75 to 1.00;
(i)    Section 14.3(b)(i) of the Credit Agreement is amended in its entirety to read as follows:
(i)    the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),
(j)    Section 14.10(b) of the Credit Agreement through and including clause (ii) thereof is amended in its entirety to read as follows:
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, Term Loan Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment, Term Loan Commitment or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have given its consent to any such assignment ten (10) Business Days after the date written notice thereof has been delivered to the Borrower by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower by such tenth (10th) Business Day;

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
(k)    Sections 14.10(c) of the Credit Agreement and the first paragraph of Section 14.10(d) of the Credit Agreement are amended by replacing the references therein to “Revolving Credit Commitment” with references to “Commitment(s)”.
2.    Representations and Warranties. The Borrower hereby represents and warrants that:
(a)    The Borrower has the right, power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate or other action to authorize the same. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.
(b)    Both immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on such date, except for (i) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty remains true and correct as of such earlier date.
(c)    Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
3.    Effectiveness. This Amendment shall become effective, and the “First Amendment Effective Date” shall be deemed to have occurred, upon the occurrence or satisfaction of each of the events and conditions below (provided, however, that notwithstanding the provisions of this Section 3, certain sections of this Amendment shall become effective as provided in Section 5 hereof):
(a)    the execution and delivery hereof by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all Lenders);
(b)    the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Loan Documents in the form of Exhibit A hereto;
(c)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the First Amendment Effective Date, certifying that, both immediately before and immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the First Amendment Effective Date as if made on such date, except for (A) any representation or warranty qualified by materiality or Material Adverse Effect, in which case such representation or warranty is true and correct in all respects, and (B) any representation and warranty made as of an earlier date, which representation and warranty was true and correct as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing;
(d)    the Administrative Agent and the Arrangers shall have received all fees required to be paid under that certain Fee Letter dated March 29, 2017, and all other amounts required to be paid on or before the First Amendment Effective Date, including all expenses (including fees and disbursements of legal counsel for the Administrative Agent) for which invoices have been presented on or prior to the First Amendment Effective Date.

In the event that the First Amendment Effective Date shall not have occurred on or prior to April 28, 2017, this Amendment shall be of no further force or effect except as provided in Section 5 hereof.
4.    Consent. Each Lender which is a Term Loan Lender and which executes this Amendment hereby consents to the extension of its Term Loan Commitment to January 12, 2018 as contemplated by the amendments to the Credit Agreement set forth above.
5.    Waiver. Each Lender hereby waives any Default or Event of Default arising out of any breach of Section 11.5 of the Credit Agreement resulting from the transfer by Blackhawk Network, Inc., an Arizona corporation, of the outstanding equity interests which it holds in Blackhawk Network (UK) Ltd. (being 100% thereof) to Blackhawk Network (Europe) Ltd. Additionally, each Lender hereby (a) consents to the release of such equity interests upon such transfer from all Liens arising pursuant to the Collateral Agreement or other Loan Documents and (b) authorizes and directs the Administrative Agent to take such actions as it deems appropriate to effectuate such release, including the return to the Borrower or its designee of the stock certificate for Blackhawk Network (UK) Ltd. presently held by the Administrative Agent as Collateral. Regardless of whether the other conditions to the effectiveness of this Amendment set forth in Section 3 above are ever satisfied and notwithstanding that this Amendment is dated as of April 25, 2017, the provisions of this Section 5 (and, as applicable, Sections 7, 8, 9 and 10 hereof) shall be deemed effective as among the Lenders (and for the benefit of the Lenders, the Credit Parties and the Administrative Agent) upon the Required Lenders’ execution and delivery hereof to the Administrative Agent. For the avoidance of doubt, however, the provisions of this Amendment (other than the Sections specifically identified in the preceding sentence) shall only become effective as provided in Section 3 above.
6.    References, Effect, Etc.
(a)    Upon the effectiveness of this Amendment, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified by this Amendment. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b)    For the avoidance of doubt, pursuant to Section 5.11(j) of the Credit Agreement, for purposes of determining withholding Taxes imposed under FATCA the Borrower and the Administrative Agent are presently treating, and shall continue to treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement, including the Credit Agreement as amended hereby, and the obligations thereunder as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.
8.    Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
9.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).
10.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

BLACKHAWK NETWORK HOLDINGS, INC., as Borrower
By:	/s/ Jerry N. Ulrich
Name: Jerry N. Ulrich Title: CFO and CAO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender
By:	/s/ Brian Buck
Name: Brian Buck Title: Managing Director

BANK OF AMERICA, N.A.
By:	/s/ Russell McClymont
Name: Russell McClymont Title: Sr. Vice President

SUNTRUST BANK
By:	/s/ Tyler Stephens
Name: Tyler Stephens Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Michael Ball
Name: Michael Ball Title: Vice President

BMO HARRIS BANK N.A.
By:	/s/ Christina Boyle
Name: Christina Boyle Title: Managing Director

[Signature Page to Blackhawk Network Holdings, Inc. First Amendment to Credit Agreement]

PNC BANK NATIONAL ASSOCIATION
By:	/s/ Scott Gross
Name: Scott Gross Title: AVP

FIFTH THIRD BANK
By:	/s/ Suzanne M. Rode
Name: Suzanne M. Rode Title: Relationship Manager

BANK OF THE WEST
By:	/s/ Scott Bruni
Name: Scott Bruni Title: Vice President

BARCLAYS BANK PLC
By:	/s/ Michael Orphanides
Name: Michael Orphanides Title: Managing Director Executed in New York

RAYMOND JAMES BANK, N.A.
By:	/s/ Daniel Gendron
Name: Daniel Gendron Title: Vice President

MANUFACTURERS BANK
By:	/s/ Sandy Lee
Name: Sandy Lee Title: Vice President

[Signature Page to Blackhawk Network Holdings, Inc. First Amendment to Credit Agreement]

EXHIBIT A
AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS
Each of the undersigned (the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of that certain First Amendment to Credit Agreement dated as of the date hereof (the “Amendment”) among Blackhawk Network Holdings, Inc., the lenders referred to therein and Wells Fargo Bank, National Association, as Administrative Agent, relating to the “Credit Agreement” as defined therein (the “Credit Agreement”), (ii) consents to the Amendment and each of the transactions referenced therein, (iii) reaffirms its obligations under the Subsidiary Guaranty Agreement and each other Loan Document to which it is a party and (iv) agrees that all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to the same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty.
Dated as of April 25, 2017

EWI HOLDINGS, INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

CARDPOOL, INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

BLACKHAWK NETWORK, INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

BLACKHAWK NETWORK CALIFORNIA, INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

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BLACKHAWK ENGAGEMENT SOLUTIONS (DE), INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

BLACKHAWK ENGAGEMENT SOLUTIONS, INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

BLACKHAWK ENGAGEMENT SOLUTIONS (MD), INC.
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	CFO

PARAGO UK LIMITED
By:	/s/ Jerry N. Ulrich
Name:	Jerry N. Ulrich
Title:	Director

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